Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-251397 on Form S-4, Registration Statements No. 333-267275, No. 333-265612, No. 333-257994 and No. 333-256501 on Form S-3, and Registration statement No. 333-257665 on Form S-8, of our report dated February 16, 2023, relating to the financial statements of Stem, Inc. and the effectiveness of Stem, Inc’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/DELOITTE & TOUCHE LLP

San Francisco, California
February 16, 2023